UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 WASHINGTON, DC 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 20, 2006

Avigen, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	000-28272	13-3647113

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1301 Harbor Bay Parkway, Alameda, California		94502
(Address of principal executive offices)		(Zip Code)

(510) 7487150
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

On March 22, 2006, Avigen, Inc. filed a Current Report on Form 8-K (the “Form 8-K”) with the Securities and Exchange Commission reporting the election of Richard J. Wallace to as a member of Avigen’s Board of Directors.  At that time Avigen reported that “Avigen expects that Mr. Wallace will serve on one or more committees of the Board, but has not made a determination as to which committee or committees.” The purpose of this Report is to amend the Form 8-K with respect to the service of Mr. Wallace on the committees of the Board.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

          On May 31, 2006, upon the recommendation of the Corporate Governance and Nominating Committee, the Board of Directors of Avigen, Inc. appointed Mr. Wallace to the Audit Committee and the Corporate Governance and Nominating Committee of the Board of Directors of Avigen, Inc.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 1, 2006	By:	/s/ M. Christina Thomson

M. Christina Thomson
Vice President, Corporate Counsel and Secretary